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                                                                    EXHIBIT 10.1

                        INSURANCE AUTO AUCTIONS, INC.

                        EMPLOYEE STOCK PURCHASE PLAN

                (Amended and Restated as of November 6, 1996)

     I. PURPOSE

     The Insurance Auto Auctions, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Code.

     II. DEFINITIONS

     For purposes of administration of the Plan, the following terms shall have the meanings indicated:

     Base Salary means the regular basic earnings paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Corporate Affiliate. There shall be excluded from the calculation of Base Salary (I) all overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments and (II) all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Company or one or more Corporate Affiliates under any employee benefit or welfare plan now or hereafter established.

     Board means the Board of Directors of the Company.

     Code means the Internal Revenue Code of 1986, as amended from time to time.

     Common Stock means shares of the Company's common stock.

     Company means Insurance Auto Auctions, Inc., a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Insurance Auto Auctions, Inc. which shall by appropriate action adopt the Plan.

     Corporate Affiliate means any parent or subsidiary corporation of the Company (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the Effective Date.

     Effective Date means the first day of the initial purchase period under the Plan, which is scheduled to commence upon the later of (i) July 1, 1993 or
(ii) the effective date of the S-8 Registration Statement covering the shares of Common Stock issuable under the Plan. However, for any Corporate Affiliate which becomes a Participating Company in the Plan after the first day of such initial purchase period, a subsequent Effective Date shall be designated with respect to participation by its Eligible Employees.



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     Eligible Employee means any person who is engaged, on a regularly scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year, in the rendition of personal services to the Company or any other Participating Company for earnings considered wages under Section 3121(a) of the Code.

     Participant means any Eligible Employee of a Participating Company who is actively participating in the Plan.

     Participating Company means the Company and any Corporate Affiliate or Affiliates now existing or at any time hereafter created or acquired.

     Service means the period during which an individual is in the employ of the Company or any Corporate Affiliate and shall be measured from the later of
(i) his or her hire date or (ii) the date of the Company's acquisition of that Corporate Affiliate.

     III. ADMINISTRATION

     The Plan shall be administered by a committee (the "Plan Administrator") comprised of two or more non-employee Board members appointed from time to time by the Board. The Plan Administrator shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

     IV. PURCHASE PERIODS

        A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Article IX.

        B. The Plan shall be implemented in a series of successive purchase periods, each of a duration of six (6) months. The initial purchase period will begin upon the later of (i) July 1, 1993 or (ii) the effective date of the S-8 Registration Statement covering the shares of Common Stock issuable under the Plan and will end on the last business day in December 1993. Subsequent purchase periods shall run from the first business day in January to the last business day in June and from the first business day in July to the last business day in December each year.

        C. Under no circumstances shall any purchase period commence under the Plan, nor shall any shares of Common Stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Company's Shareholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which shares of the Common Stock are listed and all other applicable statutory and regulatory requirements.

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        D. The Participant shall be granted a separate purchase right for each purchase period in which he or she participates. The purchase right shall be granted on the start date of the purchase period and shall be automatically exercised on the last business day of that period.

        E. The acquisition of Common Stock through plan participation during any purchase period shall neither limit nor require the acquisition of Common Stock by the Participant in any subsequent purchase period.

     V. ELIGIBILITY AND PARTICIPATION

        A. Each Eligible Employee of a Participating Company shall be eligible to participate in the Plan on the start date of any purchase period beginning on or after his or her completion of the number of months of Service specified from time to time by the Plan Administrator. Unless otherwise specified by the Plan Administrator, there shall be no minimum eligibility requirements for participation in the Plan. The Plan Administrator may increase or decrease the eligibility period to be effective at the start of the next purchase period.

        B. To participate for a particular purchase period, the Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before the start date of that purchase period.

        C. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Base Salary paid to the Participant during the purchase period, up to a maximum of fifteen percent (15%). The deduction rate so authorized shall continue in effect for the entire purchase period and for each successive purchase period under the Plan, except to the extent such rate is changed in accordance with the following guidelines:

           - The Participant may, at any time during the purchase period, reduce his or her rate of payroll deduction. Such reduction shall become effective as soon as possible following the filing of the requisite reduction form with the Plan Administrator (or its designate), but the Participant may not effect more than one such reduction per purchase period.

           - The Participant may, prior to the commencement of any new purchase period, increase or decrease the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator (or its designate). The new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective as of the start date of the new purchase period.

        Payroll deductions will automatically cease upon the termination of the Participant's purchase right in accordance with the applicable provisions of
Section VII below.

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     VI. STOCK SUBJECT TO PLAN

        A. The Common Stock purchasable under the Plan shall, solely in the discretion of the Plan Administrator, be made available from either authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares of Common Stock purchased on the open market. The total number of shares which may be issued under the Plan shall not exceed 75,000 shares (subject to adjustment under Section VI. B below).

        B. In the event any change is made to the outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of securities issuable over the term of the Plan, (ii) the class and maximum number of securities purchasable per Participant during any one purchase period and (iii) the class and number of securities and the price per share in effect under each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

     VII. PURCHASE RIGHTS

     An Eligible Employee who participates in the Plan for a particular purchase period shall have the right to purchase shares of Common Stock upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

     Purchase Price. Common Stock shall be issuable at the end of each purchase period at a purchase price equal to eighty-five percent (85%) of the lower of (i) the fair market value per share on the start date of the purchase period or (ii) the fair market value per share on the purchase date at the end of that purchase period.

     Valuation. For purposes of the Plan, the fair market value per share of Common Stock on any relevant date shall be the closing selling price per share on that date, as officially quoted on the Nasdaq National Market. If there is no quoted selling price for such date, then the closing selling price per share of Common Stock on the next preceding day for which there does exist such a quotation shall be determinative of fair market value.

     Number of Purchasable Shares. The number of shares purchasable per Participant during the purchase period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during that period by the purchase price in effect for such period. However, no Participant may, during any one purchase period, purchase in the aggregate more than two hundred fifty (250) shares of Common Stock, subject to periodic adjustment under Section VI. B.

     In addition, the following limitations shall be in effect for the initial purchase period beginning July 1, 1993 and ending December 31, 1993: (i) Participants subject to the short-swing profit rules of the Federal securities laws may not purchase more than One Thousand

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Seven Hundred Fifty (1,750) shares of Common Stock in the aggregate and (ii)
all Participants as a group may not purchase more than Forty-Three Thousand Five Hundred (43,500) shares of Common Stock.

     Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

     Payment. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the start date of the purchase period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

     Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

                     (i) A Participant may, at any time prior to the last five
(5) business days of the purchase period, terminate his or her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate). No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and any payroll deductions collected to date during the purchase period shall, at the Participant's election, be immediately refunded or held for the purchase of shares at the end of the purchase period. If no such election is made, then the collected deductions shall be refunded as soon as possible after the end of the purchase period.

                     (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the purchase period for which the terminated purchase right was granted. In order to resume participation in any subsequent purchase period, such individual must re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) on or before the start date of the new purchase period.

                     (iii) If the Participant ceases to remain an Eligible Employee while his or her purchase right remains outstanding, then such purchase right shall immediately terminate, and the Participant (or the personal representative of the Participant's estate in the event of his or her death) shall have the following election, exercisable up until the end of the purchase period in which such cessation of Eligible Employee status occurs:

           - to withdraw all of the Participant's payroll deductions for that purchase period, or


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           -   to have such funds held for the purchase of shares at the
      end of that purchase period.

             If no such election is made, then the collected deductions shall be refunded as soon as possible after the end of the purchase period. In no event, however, may any additional payroll deductions be made on the Participant's behalf following his or her cessation of Employee status.

     Stock Purchase. On the last day of the purchase period, shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions above). The purchase shall be effected by applying each Participant's payroll deductions for the purchase period to the purchase of whole shares of Common Stock (subject to the foregoing limitations on both the maximum and aggregate number of purchasable shares) at the purchase price in effect for that purchase period. Any payroll deductions not applied to such purchase because they are not sufficient to purchase a whole share shall be held for the purchase of Common Stock in the next purchase period. However, any payroll deductions not applied to the purchase of Common Stock by reason of (i) the limitation on the maximum number of shares purchasable by the Participant during the purchase period or (ii) the maximum number of shares purchasable in the aggregate during the initial purchase period shall be promptly refunded to the Participant.

     Proration of Purchase Rights. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan (including the limitation on issuances for the initial purchase period), the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded to such Participant.

     Rights as Shareholder. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

     A Participant shall be entitled to receive, as soon as practicable after the end of the purchase period, a stock certificate for the number of shares purchased on the Participant's behalf. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his or her spouse as community property or as joint tenants with right of survivorship.

     Assignability. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.

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     Chance in Ownership.  Should any of the following shareholder-approved transactions (a "Corporate Transaction") occur:

             (i) a merger or other reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated), or

             (ii) a sale of all or substantially all of the Company's assets in liquidation or dissolution of the Company, or

             (iii) a reverse merger in which the Company is the surviving corporation but in which securities possessing more than fifty (50%) of the Company's outstanding voting securities are transferred to person or persons different from those who held such securities immediately prior to the merger, then all outstanding purchase rights shall automatically be exercised immediately prior to the effective date of such Corporate Transaction by applying the payroll deductions of each Participant for the purchase period in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at eighty-five percent (85%) of the lower of (i) the fair market value of the Common Stock on the start date of that purchase period or (ii) the fair market value of the Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable share limitations of Articles VII and VIII shall continue to apply to any such purchase.

     The Company shall use its best efforts to provide at least ten (10)-days advance written notice of the occurrence of a Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Article VII.

     VIII. ACCRUAL LIMITATIONS

        A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (I) rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and (II) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted the Participant) for each calendar year such rights are at any time outstanding.

        B. For purposes of applying such accrual limitations, the right to acquire Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

             (i) The right to acquire Common Stock under each such purchase right shall accrue as and when the purchase right first becomes exercisable on the last business day of the purchase period for which such right is granted.

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                     (ii) No right to acquire Common Stock under any
outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 worth of Common Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.

                     (iii) If by reason of such accrual limitations, any purchase right of a Participant does not accrue on the last business day of a particular purchase period, then the payroll deductions which the Participant made during that purchase period shall be promptly refunded.

             C. In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

     IX. AMENDMENT AND TERMINATION

             A. The Board may alter or amend the Plan following the close of any purchase period. However, the Board may not, without the approval of the Company's shareholders:

                     (i) materially increase the number of shares issuable under the Plan or the maximum number of shares purchasable per Participant during any one purchase period, except that the Plan Administrator shall have the authority, exercisable without such shareholder approval, to effect adjustments to the extent necessary to reflect changes in the Company's capital structure pursuant to Section VI. B;

                     (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares issuable under the Plan; or

                     (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

             B. The Company shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate the Plan immediately following the close of any purchase period. Should the Company elect to exercise such right, then the Plan shall terminate in its entirety. No further purchase rights shall thereafter be granted, and no further payroll deductions shall thereafter be collected, under the Plan.

             C. The Plan shall terminate upon the earlier of (i) December 31, 2002 or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

     X. GENERAL PROVISIONS

              A. The Plan shall become effective on the designated Effective Date, provided that no purchase period shall commence, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the shareholders and (ii) the

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Company shall have complied with all applicable requirements of the Securities
Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which shares of the Common Stock are listed and all other applicable requirements established by law or regulation. In the event such shareholder approval is not obtained, or such Company compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect.

             B. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

             C. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

             D. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

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